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The following documents related to the proposed acquisition of Servidyne, Inc. by Scientific Conversation Inc. by way of a merger are attached:
1.	Press release of Servidyne, Inc. dated June 27, 2011

2.	Customer Talking Points

3.	Email to Servidyne Employees

4.	Frequently Asked Questions

5.	Letter to Customers

FOR IMMEDIATE RELEASE

CONTACT:	Christine Pietryla, Pietryla Enterprises/Public Relations
	(312) 612-0283	E-mail: cpietryla@pietryla.com
SERVIDYNE AGREES TO BE ACQUIRED BY SCIENTIFIC
CONSERVATION, INC.
ATLANTA — June 27, 2011 — SERVIDYNE, INC. (NASDAQ: SERV), an energy efficiency and demand response company, today announced that it has entered into an agreement to be acquired by Scientific Conservation Inc. (SCI) for $3.50 per share in an all-cash transaction.
The acquisition is subject to Servidyne, Inc. shareholder approvals and other customary closing conditions, and is currently expected to be completed in Servidyne’s second fiscal quarter ending October 31, 2011. Following the sale, Servidyne will no longer be a publicly-traded company, and its shares will cease to be traded on the NASDAQ Global Market.
“We are pleased that this agreement recognizes the value of Servidyne’s expertise, relationships, technologies and solutions, while providing our stockholders with an attractive cash premium for their investment,” said Alan R. Abrams, Chairman and CEO of Servidyne.
Servidyne and SCI have industry-leading engineering and technology expertise in energy efficiency, demand response, building maintenance management and building controls. The acquisition is expected to strengthen and enhance customer value.
Servidyne’s financial advisor is Ladenburg Thalmann & Co. Inc. and its legal advisor is Kilpatrick Townsend & Stockton LLP. SCI’s financial advisor is Roth Capital Partners, LLC and its legal advisor is Cooley LLP.
About Servidyne
Servidyne, Inc. is headquartered in Atlanta, Georgia, and operates globally through its wholly—owned subsidiaries. The Company provides comprehensive energy efficiency and demand response solutions, sustainability programs, and other products and services that significantly enhance the operating and financial performance of existing buildings. Servidyne enables its customers to cut energy consumption and realize immediate cost savings across their portfolios, while reducing greenhouse gas emissions and improving the comfort and satisfaction of their buildings’ occupants. The Company serves a broad range of markets in the United States and internationally, including owners and operators of corporate, commercial office, hospitality, gaming, retail, light industrial, distribution, healthcare, government, multi-family and education facilities, as well as energy services companies and public and investor-owned utilities. For more information, please visit www.servidyne.com or call 770-933-4200.
About Scientific Conservation Inc.
Scientific Conservation Inc., (SCI) a leading provider of energy efficiency solutions via predictive diagnostics and analytics for the $5 billion commercial building market. The company’s suite of energy management solutions uses the industry’s first software-as-a-service (SaaS) platform to help reduce annual energy spending by comparing predicted energy and system efficiencies against real-time operation. The company’s headquarters are in San Francisco, CA, with its technology center in Atlanta, GA. For more information, visit www.scientificconservation.com.

ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT
     This press release does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Servidyne, Inc. will file a proxy statement with the SEC, and deliver the definitive proxy statement to its shareholders. Servidyne shareholders are urged to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger. The proxy statement and other documents Servidyne files with the SEC will be available free of charge at the SEC’s web site (www.sec.gov) or from Servidyne’s website (www.servidyne.com) under the tab “Investor Relations” and then under the heading “All SEC Filings”. Free copies of Servidyne’s filings also may be obtained by directing a request to investorrelations@servidyne.com.
     Servidyne and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Servidyne’s shareholders with respect to the proposed transaction. Information about the directors and executive officers of Servidyne is included in its definitive proxy statement for its 2010 annual meeting of shareholders filed with the SEC on July 28, 2010. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other documents to be filed with the SEC in connection with the proposed merger.
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
     Certain statements contained or incorporated by reference in this press release, including without limitation, statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “plan,” “project,” “forecast,” “should,” and words of similar import, are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements included in this press release include, without limitation, statements regarding the expected closing of the proposed transaction, which projections are subject to the risk of nonsatisfaction of closing conditions, among other risks. Forward-looking statements involve known and unknown risks, uncertainties, and other matters which may cause the actual results, performance, or achievements of Servidyne to be materially different from any future results, performance, or uncertainties expressed or implied by such forward-looking statements. Factors affecting forward-looking statements in this release include, without limitation, the factors identified under the caption “Risk Factors” in the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2011, as such factors may be updated from time to time by subsequent Servidyne SEC reports. Servidyne does not undertake to update these forward-looking statements.
###

Acquisition Talking Points
Customer Communication
•	Scientific Conservation Inc. (SCI) and Servidyne, Inc. (NASDAQ: SERV) announced that they have signed a definitive agreement for SCI’s acquisition of Servidyne. Upon close, the combined company will take on the name SCIenergy Inc. (SCIenergy™).

•	Although we cannot predict the exact timing, we anticipate the transaction will close in the third or fourth quarter of this year. It is subject to Servidyne shareholder approval.

•	For some time, we have been looking to expand our technology offerings in the areas of predictive maintenance, diagnostics and analytics, fault detection, and continuous commissioning of buildings. SCI is the clear industry leader in all of these areas.

•	We believe the solution offerings from both companies are highly complementary.

•	Our expectation is that, over time, this acquisition will serve to further improve and expand our already strong set of energy efficiency and demand response offerings.

•	SCI is based in San Francisco, and their Technology Center is located in Atlanta near the Servidyne corporate office.

•	You can learn more about SCI at www.scientificconservation.com.
ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT
          This document does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Servidyne, Inc. will file a proxy statement with the SEC, and deliver the definitive proxy statement to its shareholders. Servidyne shareholders are urged to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger. The proxy statement and other documents Servidyne files with the SEC will be available free of charge at the SEC’s web site (www.sec.gov) or from Servidyne’s website (www.servidyne.com) under the tab “Investor Relations” and then under the heading “All SEC Filings”. Free copies of Servidyne’s filings also may be obtained by directing a request to investorrelations@servidyne.com.
          Servidyne and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Servidyne’s shareholders with respect to the proposed transaction. Information about the directors and executive officers of Servidyne is included in its definitive proxy statement for its 2010 annual meeting of shareholders filed with the SEC on July 28, 2010. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other documents to be filed with the SEC in connection with the proposed merger.

[EMAIL TO SERVIDYNE EMPLOYEES]
Dear Fellow Employee:
I am very excited about today’s announcement of the agreement for Servidyne to be acquired by Scientific Conservation Inc. (SCI). SCI’s proprietary technologies have helped establish it as a leading provider of energy efficiency solutions for buildings, with its technology center based right here in Atlanta. SCI has recognized the value of Servidyne’s expertise, relationships, technologies, customer solutions, and in particular that our employees are key assets of our company. Following the closing of the acquisition, your efforts can play an important role in determining what the future of the combined company holds.
As you know, Servidyne has been looking to expand our technology offerings in the areas of predictive maintenance, diagnostics and analytics, fault detection, and continuous commissioning of buildings. SCI is a clear industry leader in all of these areas. The customer solutions offered by both companies are highly complementary, and we share a mutual vision of using the combination of applied engineering expertise and technology to achieve energy and operating cost improvements, reduced environmental impacts, and increased occupant satisfaction in existing buildings. It has been extremely important to me that we find the right fit for our company — not just strategically, but culturally and professionally as well — and I am pleased and highly confident that we have more than achieved that objective.
We anticipate that we can complete the transaction during Servidyne’s fiscal second quarter ending October 31, 2011. The completion of the transaction will require the affirmative vote of our shareholders and is subject to other customary closing conditions.
The path forward will surely be an exciting one. In the meantime, as you have questions, please take advantage of our open door policy by speaking to your supervisor or any of us on the management team. We will continue to keep you posted with updated information.
With warmest personal regards,
Alan R. Abrams
Chairman of the Board
Chief Executive Officer
ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT
          This letter does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Servidyne, Inc. will file a proxy statement with the SEC, and deliver the definitive proxy statement to its shareholders. Servidyne shareholders are urged to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger. The proxy statement and other documents Servidyne files with the SEC will be available free of charge at the SEC’s web site (www.sec.gov) or from Servidyne’s website (www.servidyne.com) under the tab “Investor Relations” and then under the heading “All SEC Filings”. Free copies of Servidyne’s filings also may be obtained by directing a request to investorrelations@servidyne.com.
          Servidyne and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Servidyne’s shareholders with respect to the proposed transaction. Information about the directors and executive officers of Servidyne is included in its definitive proxy statement for its 2010 annual meeting of shareholders filed with the SEC on July 28, 2010. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other documents to be filed with the SEC in connection with the proposed merger.

Acquisition FAQ’s
Internal Communications
What are you announcing today?
Servidyne, Inc. is pleased to announce that we have entered into an agreement to be acquired by Scientific Conservation Inc (SCI). The transaction is expected to be completed on or before Servidyne’s second fiscal quarter ending October 31, 2011. The combined company will take on the name SCIenergy™.
Who is Scientific Conservation? What do they do?
Scientific Conservation Inc. is a leading provider of energy efficiency solutions via predictive diagnostics and analytics for the $5 billion commercial building market. The company’s suite of energy management solutions uses the industry’s first software-as-a-service (SaaS) platform to help reduce annual energy spending by comparing predicted energy and system efficiencies against real-time operation. Investors in SCI include: Draper Fisher Jurvetson (DFJ), The Westly Group, DFJ Growth Fund, GE Energy Financial Services, Intel Capital, and Triangle Peak Partners. The company’s headquarters are in San Francisco, California, with its technology center in Atlanta, Georgia.
Why is Scientific Conservation acquiring Servidyne, Inc.?
For some time, Servidyne has been looking to expand its technology offerings in the areas of predictive maintenance, diagnostics and analytics, fault detection, and continuous commissioning of buildings. SCI is the clear industry leader in all of these areas. The solution offerings from both companies are highly complementary. Furthermore, we share a core set of values built on customer focus and great service. Our culture and vision fit perfectly with the goals of Scientific Conservation and the strategy for the newly formed SCIenergy.
How can I learn more about Scientific Conservation ?
We encourage you to learn about SCI. For more information, visit their website at www.scientificconservation.com. In addition, we are providing employees with an SCI brochure.
Is there anything in my employment that changes today?
This announcement does not affect your current salary and benefits including the 2011 merit increase program; nor does it impact your reporting relationships or work assignments. We will continue to focus on initiatives that best serve our customers and create maximum shareholder value. Our employees are critical in that endeavor.
Who should I talk to if I have questions?
Servidyne has an open door policy. Please talk with your managers as questions arise.
What should I tell our customers?
We are providing you with information that you may use if questions arise when speaking with customers. Also, we will be sending out letters to our largest customers announcing the acquisition.
What do I say if the media contacts me?
Please do not speak to the media as our public relations consultant will be taking media requests. Communications during the acquisition of publicly traded companies are closely regulated. If you are contacted by someone in the media, please forward them to Pam Hoddinott and she will coordinate with our public relations consultant.
What communications should I expect over the next 60 days?
This is an exciting time for team Servidyne, and we look forward to rapidly expanding opportunities. Again, it is important to remember that the acquisition process for public companies is highly regulated in order to protect public shareholders. The leadership of Servidyne, Inc. will be communicating to you regularly as we work through this process. You will begin to meet people from SCI during the next few days. During the acquisition process, we will be conducting business as usual and that means doing our best to deliver quality solutions to our customers.

ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT
          This communication does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Servidyne, Inc. will file a proxy statement with the SEC, and deliver the definitive proxy statement to its shareholders. Servidyne shareholders are urged to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger. The proxy statement and other documents Servidyne files with the SEC will be available free of charge at the SEC’s web site (www.sec.gov) or from Servidyne’s website (www.servidyne.com) under the tab “Investor Relations” and then under the heading “All SEC Filings”. Free copies of Servidyne’s filings also may be obtained by directing a request to investorrelations@servidyne.com.
          Servidyne and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Servidyne’s shareholders with respect to the proposed transaction. Information about the directors and executive officers of Servidyne is included in its definitive proxy statement for its 2010 annual meeting of shareholders filed with the SEC on July 28, 2010. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other documents to be filed with the SEC in connection with the proposed merger.

[Email To Servidyne Customers]
Dear Servidyne Customer:
Scientific Conservation Inc. (SCI) and Servidyne, Inc. (NASDAQ: SERV) today announced that they have signed a definitive agreement for SCI’s acquisition of Servidyne. Upon close, the combined company will take on the name SCIenergy Inc. (SCIenergy™). The acquisition remains subject to Servidyne shareholder approval and customary closing conditions. Although we cannot predict the exact timing, we anticipate the transaction will close in the third or fourth quarter of this year.
Servidyne is a recognized market leader in energy efficiency and demand response services including retro-commissioning; Energy Star and LEED certification; preventive maintenance and rapid request services; manual and automated demand response; energy auditing; and the design, development, implementation, measurement and verification of capital projects that reduce energy consumption and generate attractive returns on investment. For some time, we have been looking to expand our technology offerings in the areas of predictive maintenance, diagnostics and analytics, fault detection, and continuous commissioning of buildings. SCI is the clear industry leader in all of these areas. We believe the solutions offered by both companies are highly complementary. In addition, we share a mutual vision of using the combination of applied engineering expertise and technology to achieve energy and operating cost improvements, environmental impact reductions, and increased occupant satisfaction in existing buildings.
We look forward to continuing the services we currently provide to you and accelerating the development and introduction of new solution offerings around energy efficiency, demand response, building diagnostics and analytics, and smart grid optimization in existing buildings.
We appreciate your business and will continue to earn it in the months and years ahead. We are confident that over time, this acquisition will serve to further improve and expand our already strong set of energy efficiency and demand response offerings, and will enable new ways for us to serve you by driving energy consumption and costs out of your buildings.
If you have any questions, please feel free to contact me directly at 770-953-0304, or email me at todd.jarvis@servidyne.com.
Sincerely,
M. Todd Jarvis
President and CEO
Servidyne Systems, LLC
ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT
     This letter does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Servidyne, Inc. will file a proxy statement with the SEC, and deliver the definitive proxy statement to its shareholders. Servidyne shareholders are urged to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger. The proxy statement and other documents Servidyne files with the SEC will be available free of charge at the SEC’s web site (www.sec.gov) or from Servidyne’s website (www.servidyne.com) under the tab “Investor Relations” and then under the heading “All SEC Filings”. Free copies of Servidyne’s filings also may be obtained by directing a request to investorrelations@servidyne.com.
     Servidyne and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Servidyne’s shareholders with respect to the proposed transaction. Information about the directors and executive officers of Servidyne is included in its definitive proxy statement for its 2010 annual meeting of shareholders filed with the SEC on July 28, 2010. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other documents to be filed with the SEC in connection with the proposed merger.